EXHIBIT 99.1

CONTACT:
     Interplay Entertainment Corp., Irvine
     Jeff Gonzalez, 949/553-6655
     JGONZALEZ@INTERPLAY.COM

FOR IMMEDIATE RELEASE

              TITUS INTERACTIVE SA CONVERTS ITS REMAINING SHARES OF
            SERIES A PREFERRED STOCK OF INTERPLAY ENTERTAINMENT CORP.

     IRVINE, Calif.--(BUSINESS WIRE)--March 18, 2002--Interplay Entertainment Corp. (Nasdaq:IPLY - news) today announced that Titus Interactive SA, the company's majority stockholder, converted its remaining shares of Series A Preferred Stock into common stock.

     On March 15, 2002, Titus Interactive converted 383,354 shares of Series A Preferred Stock into approximately 47.5 million shares of the company's common stock. Titus Interactive now owns approximately 67.4 million shares of common stock, which represents approximately 72.4% of the company's outstanding common stock, its only voting security, immediately following the conversion.

About Interplay Entertainment Corp.

     Interplay Entertainment is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay currently balances its development efforts by publishing for personal computers, as well as current and next-generation video game consoles.

     Interplay releases products through Interplay, Shiny Entertainment, Digital Mayhem, Black Isle Studios, its distribution partners and its wholly owned subsidiary Interplay OEM Inc. More comprehensive information on Interplay and its products is available through its World Wide Web site at HTTP://WWW.INTERPLAY.COM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

     Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Additional important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements are discussed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to the company's annual reports on Form 10-K and the company's subsequent quarterly filings on Form 10-Q. Interplay disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.


                                     Page 2